Exhibit 99.1

For Immediate Release

Analyst Inquiries:	Media Inquiries:
Mike Eliason	Tobin Richer
(317) 249-4559	(317) 249-4521
mike.eliason@karauctionservices.com	tobin.richer@karauctionservices.com

KAR Auction Services Announces Pricing and Upsizing of Debt Financing

Carmel, IN — May 22, 2017 — KAR Auction Services, Inc. (NYSE: KAR) (the “Company”) announced today that it has priced its previously announced offering of 5.125% senior notes due 2025 (the “notes”). The size of the offering has been increased from $800 million to $950 million. The Company intends to use the net proceeds from the notes offering to repay a portion of the existing term loans outstanding under its senior secured credit facilities and for general corporate purposes.

The notes are expected to be issued at an issue price of 100%, and are expected to be guaranteed on a senior unsecured basis by the Company’s existing and future domestic subsidiaries that guarantee its senior secured credit facilities.

The Company also announced today that it expects to complete the repricing of the term loans that will remain outstanding and to increase the revolving commitments under its senior secured credit facilities from $300 million to $350 million.

The transactions are expected to close on May 31, 2017, subject to customary closing conditions.

The notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. Accordingly, the notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the Securities Act. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About KAR Auction Services

KAR Auction Services (NYSE: KAR) provides sellers and buyers across the global wholesale used-vehicle industry with innovative, technology-driven remarketing solutions. KAR’s unique end-to-end platform supports whole car, salvage, financing, logistics and other ancillary and related services, including the sale of approximately 5.1 million units valued at over $40 billion through our auctions. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in 110 countries. Headquartered in Carmel, Ind., KAR has approximately 17,400 employees across the United States, Canada, Mexico and the United Kingdom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “contemplates” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Such forward-looking statements include statements regarding the intention to complete the notes offering, to repay and/or reprice a portion of existing term loans and to increase existing revolving commitments and the expected closing date of the transactions. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings, including under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Such forward-looking statements speak only as of the date of this press release, and the Company does not undertake any obligation to update any forward-looking statements.

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